Exhibit 99.2
Account Rep: Jay Wells
Acct. #:
CONTRACT FOR ELECTRIC SERVICE
THIS CONTRACT for electric service is entered into this 27th day of April, 2007, (“Effective Date”) between Georgia Power Company (“Company”) and First United Ethanol, LLC (“Customer”).
IN CONSIDERATION of the mutual agreements hereinafter contained, IT IS AGREED:
1. Scope. Company will supply electric service to Customer, and Customer will purchase, receive and pay Company for such service in accordance with this Contract.
2. Rules, Regulations and Rates. Georgia state law and the rules, regulations and applicable rate schedules of Company as may be filed with and regulated by the Georgia Public Service Commission govern this service and are incorporated herein by reference. Such laws, rules, regulations and rate schedules are subject to change during the term of this contract as provided by law. Copies of current rules, regulations and applicable rate schedules are available from Company upon request and may be attached to this Contract.
3. Term. The term of this Contract shall be five (5) year(s) from the commencement of electric service under this Contract. The Contract shall continue in effect thereafter until terminated by either party providing written notice to the other in accordance with the rules, regulations and applicable rate schedules.
4. Service to Premises.
The characteristics of the service to be furnished under this Contract are as follows:
a.     Premises location: 4433 Lewis B. Collins Lane, Pelham, Georgia, 31779
b.     Frequency: Approximately sixty (60) hertz
c.     Voltage and Phase: 25 KV, 3 Phase
d.     Delivery Point: Primary Meter
e.     Rate Schedule(s):PLL/RTP-DA (for RTP Attach Terms and Conditions and CBL Agreement)
f.     Service level: transmission
g.     Rate Rider(s): FCR
h.     Meter Totalization Terms and Conditions Attached: N/A
i.     Commencement of electric service not later than: 12/31/2008
j.     Contract Capacity: 21,000 KVA
k.     Minimum billing demand: 903
5. Payment. During the term of this Contract, Customer will pay monthly charges calculated in accordance with the applicable rules, regulations and rate schedules.

6. Equipment. Customer, at its expense, shall maintain and operate its equipment so that it does not cause unacceptable voltage fluctuations, harmonically related disturbances, overload, or other disturbances on Company’s electrical and communications systems, or affect the safe, economical and reliable operation of Company’s electric system. Customer, at its expense, shall immediately correct any such unacceptable use of electric power, including the provision of suitable apparatus to prevent or cure such effects where necessary.
7. Limitation of Liability. Company does not guarantee that service will be free from, and Company shall not be liable for, interruptions, surges, voltage fluctuations or disturbances. Company shall have no liability for any loss or damage from any loss of service, or delay in providing service.
8. Assignment of Contract. Customer shall not assign this Contract without written consent of Company.
9. Remedies. In the event of default by either party, the non-defaulting party may pursue any and all judicial and administrative remedies and relief available.
10. Non-waiver. The parties agree that this Contract does not preclude the Company from collecting any additional costs as directed or authorized by a legislative body, administrative body, or court having jurisdiction over such issues.
11. Additional Provisions. Additional terms and conditions relating to the provision of service to the premises identified in paragraph 4 herein may be attached hereto. Such attached terms and conditions shall be controlling over any conflicting terms set forth herein. The following such terms and conditions are attached hereto and incorporated by reference:
Attachment 1 Service Methods and Electricity Pricing for First United Fuel Ethanol, LLC Excess Facilities Agreement
12. Miscellaneous. A waiver of one or more defaults by either party shall not be deemed a waiver of any other or subsequent default by such party. This Contract, upon becoming effective, shall cancel and supersede any previously existing agreement covering supply by Company to Customer of electric energy to the premise identified in this contract. This document, those documents incorporated by reference and any attachments constitute the entire agreement between the parties. No modification of this Contract, except as provided in paragraph 2 above, shall be binding unless it is in writing and accepted by Customer and Company. This Contract shall be governed by the laws of the State of Georgia.
IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their duly authorized representatives, as of the Effective Date hereof.

First United Ethanol, LLC		GEORGIA POWER COMPANY

By:	/s/ Anthony J. Flagg	By:	/s/ Terri H. Lupo

Title:	CEO	Title:	Region Vice President

Client Manager:	Jay Wells
Account Number:	[Georgia Power Logo]
Premise Address:	4433 Lewis B. Collins Lane Pelham Georgia 31779
EXCESS FACILITIES CHARGE AGREEMENT
STANDARD OFFER
This Excess Facilities Charge Standard Agreement (“Agreement”) is entered into this 27th day of April, 2007 (the “Effective Date’) between Georgia Power Company (“Company”) and First United Ethanol LLC (“Customer”).
The Customer has requested that the Company install the excess facilities described below (the “Excess Facilities”) on the Customer’s premises described below (the Premises). The Excess Facilities shall augment the Company’s standard system on the Premises. Subject to the terms and conditions contained herein, the Company agrees to install its Excess Facilities on the Premises.
Description of Excess Facilities:
Facilities include customer substation — 46/25kv (2)10.5 MVA transformers, (3) 25kv breakers, primary metering installation, 25kv distribution system including 5 switching cubicles, 1-2500kva transformer, 11-1500kva transformers, and 1-150kva single phase transformer; all associated underground wiring and connections.
Location of Premises:
4433 Lewis B Collins Lane, Pelham, Georgia
1. To compensate the Company for the cost of installing its capital Excess Facilities on the Premises, in the amount of $1,723,701.50; the payment schedule shall be as follows:
(i) A one time Excess Facilities Installation Charge of $N/A
(ii) Three annual payments in the amount of $656,058.08, for a fixed period of three years
The annual payments will become due one year after the installation of permanent meter facilities. There will be no penalty incurred for early payment of this agreement.
2. To compensate the Company for the allocated cost of operating and maintaining its Excess Facilities at the Premises, the Customer shall pay Excess Facilities Ongoing Charges to the Company in the amount of:
(i) A one time prepaid Excess Facilities Ongoing Charge of $N/A
(ii) Annual payments of $95,000
The first annual maintenance payment will become due one year after the installation of the permanent meter facilities.
3. Additional Terms and Provisions.
The Customer shall provide access to the Company at reasonable times to allow the Company to perform such work and to remove the Excess Facilities upon termination of this Agreement.
The Customer shall not increase load (e.g., building or equipment additions) without first notifying the Company. If the Customer’s planned load increase would require extensions or modifications of the Excess Facilities, the Company shall prepare a plan and estimate of the costs of such extensions or modifications. Implementation of such extensions or modifications may require modification of this Agreement.
The Customer shall not tamper with, move, or adjust any part of the Excess Facilities or allow anyone else on the Premises, other than authorized Company representatives, to do the same without prior Company approval. The Customer shall be responsible for the acts of those persons on the Premises who are not authorized Company personnel, agents or subcontractors. The Customer shall not place any future buildings or hazardous obstructions within twenty-five (25) feet of the Company’s substations or lines without prior written approval of the Company.
The Company shall not be liable for consequential damages resulting from outages of electric current, including but not limited to damages to equipment or loss of product or profits. The Customer accepts the risk that there may be periodic interruptions of electric service, which interruptions shall not constitute a breach of this Agreement by the Company or give rise to any claim or set-off by the Customer against the Company.

Last Revision: 06.30.2004

The Customer’s obligation to pay all of the payments due hereunder is absolute and unconditional, and the Customer shall not be entitled to, and hereby waives the right to claim, any abatement, reduction, set-off, counterclaim, defense, interruption, deferment, recoupment or deduction with respect to any payments due hereunder for any reason whatsoever. Receivables covered under this agreement unpaid after 21 days after the bill date are subject to a late payment charge.
The Customer is in default of this agreement if the Premises are or become the subject of a foreclosure preceding, or if the Customer (a) fails to pay within 30 days from the due date of its monthly bill; (b) fails to perform in accordance with any provision of this Agreement; (c) is or becomes insolvent or unable to pay its obligations as they become due; or (d) is or becomes the subject of a petition in a bankruptcy or a petition for a receivership. Also, upon default, the Company may exercise any one or more of its available remedies at law or equity, including, without limitation, (i) installing meters in multiple locations between Company owned and Customer owned electric equipment; (ii) changing the service rate to one that will compensate the Company for all amounts owing under this Agreement; and (iii) removing the Excess Facilities. Partial exercise or non — exercise of any of the Company’s rights or remedies shall not constitute a waiver of any other right or remedy unless such waiver is expressed in writing.
This Agreement is not a sale or transfer of any interest in the Excess Facilities. The Company is and shall remain the sole owner of the Excess Facilities, and the Customer shall not have any interest or rights in the Excess Facilities.
This Agreement will be in force on the Effective Date of this Agreement or at the time the Excess Facilities become functional, whichever occurs first, and shall continue until all amounts owing to the Company hereunder have been paid in full. This Agreement may be modified only in writing signed by the parties hereto, and may not be modified by an oral agreement. The Customer agrees to provide such additional information of documentation as the Company requests in connection with this Agreement including further evidence of its authority to enter into this agreement
This Agreement shall be binding upon the successors and assigns of the parties hereto. The Customer may not assign its rights and obligations hereunder without the Company’s prior written consent. The Company may assign its rights and obligations hereunder, or any portion thereof, to any other person or entity without the consent of the Customer.

CUSTOMER: First United Ethanol LLC		GEORGIA POWER COMPANY

By:	/s/ Anthony J. Flagg	By:	/s/ Terri H. Lupo

Title:	CEO	Title:	Region Vice-President

Last Revision: 06.30.2004

INITIAL CUSTOMER BASELINE LOAD (CBL) AGREEMENT
For New Accounts
The customer, Ethanol Plant Mtr 1, Account Number: 0000000000000, has agreed that the following information will constitute the basis for their CBL:
CBL Rate: PLL CBL Rider: OP FCR Level: Transmission
CBL Type: 8760 * Minimum Billing Demand: 903 Contract Capacity:

					CBL Billing
Initial Month:	Est. Final Total	Est. Final Total			Demand** (On-
Initial Year:	Peak kW**	kWh**	CBL Peak kW**	CBL kWh**	Peak/Econ for TOU)
January	8,643	5,721,265	864	572,149	903
February	8,529	5,049,939	853	505,029	903
March	8,605	5,598,315	861	559,874	903
April	9,019	5,816,573	902	581,701	903
May	9,185	6,140,182	919	614,D47	903
June	9,496	6,082,3D7	950	608,266	950
July	9,496	5,764,020	950	576,438	950
August	9,500	6,371,018	950	637,145	950
September	9,366	5,953,772	937	595,423	937
October	9,092	6,074,384	909	607,479	903
November	8,670	5,492,168	867	549,248	903
December	8,348	5,255,831	835	525,620	903

Peak/Total	9,500 I	69,319,774 I	950	6,932,419

*	2 Point CBL Not Available to School or TOU Type Rates

**	Data is based on Calendar Month 1/2 hourly data and may differ from billing data due to the type CBL selected by the customer, the billing cycle and from mapping the CBL into future years for billing.
CBL Information:
The Customer shall pay an Administrative Charge of $155.00 per month. Final CBL is 10.00% of the total loadshape and is based upon:

☑	Actual/Estimated Interval/Billing Data from calendar year: 2002 which was developed from:
☑ Template       ☐ Interval Data

☐	Footprint (Load shape based on a previously demonstrated CBL level for the same customer using similar facilities in terms of basic design and energy requirements and any equipment used to achieve demonstration level).

☑	Demonstration (required if not a Footprint or if under 100% of Final Total Commercial Loadshape or 60% of Final Total Industrial Loadshape).

Demonstration Level: 950 kW (Based on highest summer demand in CBL)
Special Term/Conditions (see also Real Time Pricing Terms and Conditions):
none
Georgia Power Company Client Manager: Jay Wells
Customer Location: 4433 Lewis B. Collins Lane, Pelham, Georgia 31779

Signature:	/s/ Anthony J. Flagg

Title:	CEO

Date:	May 2, 2007

[Georgia Power Logo]

REAL TIME PRICING TERMS AND CONDITIONS
1. Customer Baseline Load. The Company and the Customer have mutually agreed to an initial Customer Baseline Load (“CBL”) for the stated premise location — see Initial Customer Baseline Load (CBL) Agreement. The Customer agrees to provide, on an annual basis, pertinent operating information (including holidays and plant shut downs) as necessary or desirable to formulate subsequent CBLs for such premises. CBL revisions based on load removal will be allowed after a customer is billed on RTP for one year.
2. Corrective Load Modifications. Georgia Power reserves the right to make minor load modifications for the purpose of establishing the appropriate load shape for the customer.
3. Confidentiality of Information. The Customer will use its best efforts to protect hourly price as proprietary information, and neither the Customer nor its employees, agents or independent contractors will copy, transfer in any way, communicate, disclose, or disseminate proprietary price information contained therein to any third party.
4. Customer Demonstration. Customer may be required to demonstrate the ability to respond to high RTP prices by curtailing load down to the “Approximate CBL Demonstration kW level” for two specified hours. Customer will be given four attempts to achieve such demonstration.
5. Effective Date. Georgia Power will exercise its best efforts, but cannot guarantee, that billing under the RTP tariff will begin on the desired month specified by the Customer. The provisions of these Real Time Pricing Terms and Conditions shall become effective from the first billing date under the RTP tariff. These Real Time Pricing Terms and Conditions shall terminate automatically upon the withdrawal, expiration or other termination of the RTP tariff.
6. Rate Terms. After the Customer has taken RTP service for a period of one year, the Customer may request and obtain a change in the rate provided that such premise location will continue taking electric service from Company for a total of five years from the initial billing date under this Contract. The Company may remove the Customer’s premises from the RTP tariff if the Customer ceases to qualify for the rate or in the event of an uncured material breach of these Real Time Pricing Terms and Conditions.
7. Rules, Regulations and Rates. Georgia state law and the rules, regulations and applicable rate schedules of Company as may be filed with and regulated by the Georgia Public Service Commission govern this service and are incorporated herein by reference. Such laws, rules, regulations and applicable rate schedules are subject to change during the term of this Contract as provided by law. Copies of current rules, regulations and applicable rate schedules are available from Company upon request and may be attached to this Contract.
8. Assignment of Contract. Customer shall not assign this Contract without written consent of Company. Such consent will not be unreasonably be withheld.
Customer Initials: AJF

Note:	“Minimum Billing Demand” is the lowest kW from CBL Billing Demand column “Contract Capacity” is the transformer sizing for the service point
[Georgia Power Logo]

Attachment 1
Service Methods and Electricity Pricing for the First United
Ethanol Facility,
Pelham, Georgia
Temporary Construction Power:
System design as requested in RFP dated 02/22/2007.
Permanent Power Requirements
Georgia Power proposal will meet all of the requirements set forth in the RFP dated 02/22/2007. This is inclusive of the temporary power described above.
Method of Service:
Provide a two way transmission feed as follows:
Reconductor 2.0 miles of the Cotton-Camilla #2 46KV line with 336 ACSR Construct .32 miles of tap line to the Cotton-Camilla 46KV line. *
Construct .32 miles of tap line to the Cotton-Worshem 46KV line. *
Construct a 46/25 KV 21.0 MVA (2- 10.5 MVA Transformers) customer substation with three distribution breakers/feeds. **
* Customer to provide a 150 foot transmission right of way at no cost. **
** Customer to provide a graded substation site at no cost.
Construct a distribution system as requested in RFP dated 02/22/2007 and Fagen design drawings. Numbers 001 and 002 of Job number EG1682.

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Pricing:
Based on the following:
Meter One
Peak Electrical Demand of 9,500 KW.
An Industrial Load shape with an 83% Load Factor.
A 10% Customer Base Load (CBL), with a peak of 950 KW, and an estimated 6,932,419 kWh of annual usage.
A 90% Real Time Pricing (RTP) load of an estimated 69,319,774 kWh annual usage.
CBLand RTP Agreements attached
Meter Two
Peak Electrical Demand of 3,500 KW.
An Industrial Load shape with an 83% Load Factor.
A 10% Customer Base Load (CBL), with a peak of 350 KW, and an estimated 2,554,339 kWh of annual usage.
A 90% Real Time Pricing (RTP) load of an estimated 25,538,905 kWh annual usage.
CBL and RTP Agreements attached
A customer contribution as follows:
One time payment of $1,723,701.50
This payment will be collected through the Excess Facilities Lease Agreement. The terms of the agreement will be payable over three annual installments of $656,058.08. The annual interest rate is 6% on the unpaid balance. There will be no prepayment penalty. Each annual payment will be due one year from the installation of permanent service at the facility.
Annual maintenance payment of $95,000.00
Excess Facilities Lease Agreement is attached.

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